                                   EX-23(i)


______________________



UNITED STATES SECURITIES AND
  EXCHANGE COMMISSIONER
WASHINGTON DC 20549

FORM S-11 REGISTRATION STATEMENT
INVESTORS REAL ESTATE TRUST CIK0000798359

May 7, 1999

TO WHOM IT MAY CONCERN:


We consent to the incorporation directly or by reference in this Registration Statement of Investors Real Estate Trust, on Form S-11 of our opinion letter dated May 7th, 1999, concerning the opinion of legality. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is also part of this Registration Statement.


PRINGLE & HERIGSTAD, P.C.


/s/ Thomas A. Wentz, Jr.
Thomas A. Wentz, Jr.


kak



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